UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2023

SPORTSMAP TECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40916	86-3938682
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

 5353 WEST ALABAMA, SUITE 415

HOUSTON, texas 77056

(Address of principal executive offices and zip code)

(713) 479-5302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value and three-quarters of one redeemable warrant	SMAPU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	SMAP	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	SMAPW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01 to the extent required herein.

Item 8.01 Other Events

On May 17, 2023, the Company entered into loan agreements (each, a “Loan Agreement”) with, and issued promissory notes (each, a “Note”) to, certain affiliates (the “Noteholders”) of the Company’s advisors and the Company’s sponsor, SportsMap, LLC (the “Sponsor”), under which the Noteholders provided loans to the Company in the aggregate amount of $1 million and the Company issued to each Noteholder a Note and a pro rata portion of 200,000 shares of the Company’s Founder Shares (as defined in that certain letter agreement, dated October 18, 2021, by and among the Company, the Sponsor and the initial stockholders of the Company). The Notes bear no interest and are repayable promptly following the closing of an initial business combination with a target business (as described in the Company’s initial public offering prospectus on Form S-1 dated October 18, 2021), subject to extension by the Company of the due date of up to 12 months in the event that the minimum cash transaction proceeds (as defined in the definitive agreement with respect to such business combination) are not met, or would not be met but for such extension.

In connection with the issuance of the Founder Shares, on May 17, 2023, the Company also entered into a letter agreement (the “Share Transfer Agreement”) with the holders of the Company’s Founder Shares, pursuant to which (i) the holders agreed to contribute their pro rata portion of 200,000 Founder Shares to the Company for issuance under the Loan Agreements, and (ii) the holders agreed to transfer their pro rata portion of up to an additional 300,000 Founder Shares for issuance in, and contingent on, any future similar loan arrangement.

The foregoing description of the Loan Agreements and the Share Transfer Agreement are subject to and qualified in their entirety by reference to the full text of the form of Loan Agreement and Share Transfer Agreement, copies of which are included as Exhibits 10.1 and Exhibit 10.2 hereto, respectively, and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Loan Agreement
10.2	Share Transfer Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAP TECH ACQUISITION CORP.

Date: May 23, 2023	By:	/s/ David Gow
	Name:	David Gow
	Title:	Chairman & Chief Executive Officer